EXHIBIT 99.1

Contact:
John Mills
Integrated Corporate Relations, Inc.
(310) 395-2215
BIG 5 SPORTING GOODS CORPORATION HIRES BARRY D. EMERSON TO BE
CHIEF FINANCIAL OFFICER
EL SEGUNDO, Calif., — August 22, 2005 — Big 5 Sporting Goods Corporation (NASDAQ: BGFVE), a leading sporting goods retailer, today announced the hiring of Barry D. Emerson to be the Company’s new Senior Vice President, Chief Financial Officer and Treasurer. He is expected to begin employment with the Company during early September.
Mr. Emerson has over 20 years of accounting and financial management experience, including Chief Financial Officer positions with U.S. Auto Parts Network, a leading Internet direct marketer of automotive replacement parts and accessories, and Elite Information Group, a premiere software developer which traded on the Nasdaq National Market before being acquired. Mr. Emerson also was employed by Wyle Electronics for 15 years, where he served as Vice President and Corporate Controller. Wyle Electronics, an electronics distribution company with $1.7 billion in revenue, traded on the New York Stock Exchange before being acquired. Mr. Emerson began his career as an auditor with Arthur Andersen LLP.
Mr. Emerson is a Certified Public Accountant and has an MBA degree in finance from UCLA and an undergraduate degree in accounting from California State University, Long Beach.
“We are pleased to announce the hiring of Barry Emerson. When we began our search for a new Chief Financial Officer, we wanted someone who would strengthen our finance and accounting department by bringing an extensive background in GAAP and SEC financial reporting,” stated Steven G. Miller, the Company’s Chairman, President and Chief Executive Officer. “Mr. Emerson possesses these skills as well as the ability to ensure that our company will have the proper internal controls in place to support our long-term growth and expansion plans.”
“I am very excited to be joining one of the nation’s leading sporting goods retailers,” Mr. Emerson added. “I look forward to working with Big 5’s executive team and accounting department.”
As previously announced, Charles P. Kirk, the Company’s former Chief Financial Officer and Treasurer, will remain a Senior Vice President and a member of the Company’s senior management team.
Work on the review and associated audit of the Company’s Annual Report on Form 10-K for fiscal 2004 has been substantially completed. The Company expects that the review and audit will be completed and the Form 10-K will be filed shortly. The Company also expects that the review of its Quarterly Reports on Form 10-Q for the first quarter and second quarter of fiscal 2005 will be completed, and that those reports will be filed, soon after the Form 10-K is filed. Mr. Emerson is expected to become the Company’s Senior Vice President, Chief Financial Officer and Treasurer upon the Company’s filing of its Annual Report on Form 10-K for fiscal 2004 and Quarterly Reports on Form 10-Q for the first quarter and second quarter of fiscal 2005. Pending those filings, Mr. Emerson will serve as a Senior Vice President with the Company.
About Big 5 Sporting Goods Corporation
Big 5 is a leading sporting goods retailer in the United States, operating 311 stores in 10 states under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and in-line skating.
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Big 5’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in costs of goods, changes in interest rates and economic conditions in general. Those and other risks are more fully described in Big 5’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A filed on October 25, 2004 and its Quarterly Report on Form 10-Q for the quarter ended September 26, 2004. Big 5 disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.